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                                                                    Exhibit 99.1

                                  GENUITY INC.

                              225 Presidential Way
                                Woburn, MA. 01801

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 April 1, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulations S-X, Genuity Inc. has obtained a letter from Arthur Andersen LLP ("Andersen") representing that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, appropriate availability of national office consultation and appropriate availability of personnel at foreign affiliates of Andersen to conduct relevant portions of the audit.



                                           Very truly yours,

                                           Genuity Inc.

                                           /s/ Daniel P. O'Brien

                                           Daniel P. O'Brien
                                           Executive Vice President and Chief
                                           Financial Officer